AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT is dated as of August 18, 2005, by and among The Autoline Group, Inc., a Utah corporation ("Parent"); Autoline Acquisition Corp., a Nevada corporation and wholly-owned subsidiary of Parent ("Merger
Subsidiary"); GeNOsys, Inc., a Nevada corporation ("Company"); and the shareholders of GeNOsys (the "Company Shareholders"). The foregoing are sometimes collectively referred to as the "Parties."

     WHEREAS, Company intends to engage in the bio-tech and bio-pharmaceutical development business (the "Business"); and

     WHEREAS, the Boards of Directors of Parent, Merger Subsidiary, Company and Company Shareholders have approved the merger of the Merger Subsidiary with and into 7Company (the "Merger") upon the terms and subject to the conditions set forth herein; and

     WHEREAS, the closing of the Merger is subject to the execution and delivery of the Compromise and Settlement Agreement (the "Settlement Agreement") by and among 1017975 Alberta Ltd., a corporation incorporated under the laws of the Province of Alberta ("1017975"); the shareholders of 1017975, as set out on Schedule B to the Settlement Agreement (the "1017975 Shareholders"); John W. R. Miller ("Miller ) and Christie M. Woodruff ("Woodruff"), both of whom are directors and executive officers of GeNOsys, and GeNOsys, a copy of which is attached hereto as Exhibit A and incorporated herein by reference, and under which the Company is a third party beneficiary, along with the execution and delivery of the Shareholder Consent to Proposed Merger (the "Shareholder Consent"), a copy of which is attached hereto as Exhibit B and incorporated herein by reference; and

     WHEREAS, as a part of the execution and delivery of the Settlement Agreement, Miller, Woodruff, Larry Kincade ("Kincade") and Richard Bayly ("Bayly") will execute and deliver a Technology Transfer Agreement (the "Technology Transfer Agreement") that is attached hereto as Exhibit C and incorporated herein by reference and by which Miller, Woodruff, Kincade and Bayly will assign all of their right, title and interest in the technology (the "Technology") listed in the Technology Agreement to GeNOsys; and

     WHEREAS, as a condition to the Closing of the Merger (as defined below), James P. Doolin, the Parent's President ("Doolin"), has agreed to indemnify and hold Parent and Company harmless from and against all outstanding liabilities of Parent existing or based upon matters related to Parent arising prior to the Closing Date (as defined below) of the Merger; and

     WHEREAS, the Parties desire to execute and deliver this Agreement and all related, required or necessary documentation that may be reasonable required to complete the Merger as contemplated by the Parties, including the waiver of applicable dissenters' rights of appraisal ("Dissenters' Rights") under the Nevada Act;

     WHEREAS, for federal income tax purposes, it is intended that the Merger will qualify as a reorganization within the meaning of Section 368(a)(1)(A) and (a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, the Parties desire to make certain representations, warranties, and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants, and agreements contained herein, the Parties hereto agree as follows:

                            ARTICLE 1
                 THE MERGER; CONVERSION OF SHARES

     1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2 hereof), Merger Subsidiary will be merged with and into Company in accordance with the provisions of the Nevada Revised Statutes (the "Nevada Act"), whereupon the separate corporate existence of Merger Subsidiary will cease, and Company will continue as the surviving corporation (the "Surviving Corporation"). From and after the Effective Time, the Surviving Corporation will possess all the rights, privileges, powers, and franchises and be subject to all the restrictions, disabilities, and duties of Company and Merger Subsidiary, all as more fully described in the Nevada Act.

     1.2 Effective Time. As soon as practicable after each of the conditions set forth in Article 5 and Article 6 has been satisfied or waived, Company and Merger Subsidiary will file, or cause to be filed, with the Secretary of State of the State of Nevada, Articles of Merger for the Merger, which Articles will be in the form required by and executed in accordance with the applicable provisions of the Nevada Act. The Merger will become effective at the time such filing is made or, if agreed to by Parent and Company, such later time or date set forth in the Articles of Merger (the "Effective Time").

     1.3  Closing.

          (a) Unless this Agreement has been terminated and the transactions contemplated herein have been abandoned pursuant to Article 7 hereof, the closing of the Merger (the "Closing") will take place at a time and on a date (the "Closing Date") to be specified by the Parties, which will be no later than September 30, 2005 (the "Termination Date"); provided, however, that all of the conditions provided for in Articles 5 and 6 hereof shall have been satisfied or waived by such date. The Closing will be held at the offices of Leonard W. Burningham, Esq., 455 East 500 South, #205, Salt Lake City, Utah, or such other place as the Parties may agree, at which time and place the documents and instruments necessary or appropriate to effect the transactions contemplated herein will be exchanged by the Parties. Except as otherwise provided herein, all actions taken at the Closing will be deemed to be taken simultaneously.

          (b) As conditions precedent to the Closing of the Merger, among other such conditions that are set forth in Sections 5 and 6 hereof, (i) the execution and delivery of the Settlement Agreement (Exhibit A hereto); (ii) the execution and delivery of the Technolgy Transfer Agreement (Exhibit C hereto); (iii) there are no dissenters,' rights that have been perfected and all have been compromised or waived; and
     (iv) Doolin shall have executed and delivered the indemnification agreement (the "Doolin Indemnification Agreement") that is referenced in
     Section 6.4(b) hereof.

     1.4 Conversion of Interests. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Company and/or Merger Subsidiary:

          (a) All of the shares of Company ("Company Common Stock") issued and outstanding or issuable immediately prior to the Effective Time (except for Company Common Stock referred to in Section 1.4(b) hereof) will be converted into the right to receive an aggregate of 40,000,000 shares of common stock of Parent, par value $0.001 per share ("Parent Common Stock"). The amount of Parent Common Stock into which shares of Company Common Stock is converted is referred to herein as the "Merger Consideration."

          (b) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is then owned beneficially or of record by Parent, Merger Subsidiary, or any direct or indirect subsidiary of Parent or Company will be canceled without payment of any consideration therefor and without any conversion thereof. Furthermore, at the Effective Time, one (1) share of Company Common Stock shall be issued to Parent.

          (c) Except as expressly set forth herein, each share of any other equity interest of the Company (other than Company Common Stock) will be canceled without payment of any consideration therefor and without any conversion thereof.

          (d) Each share of common stock of Merger Subsidiary, par value $1.00 per share ("Merger Subsidiary Common Stock"), issued and outstanding immediately prior to the Effective Time will be canceled as of the Effective Time.

     1.5  Exchange of Company Common Stock.

          (a)  At the Closing, all Company Shareholders Company Common
     Stock that are outstanding immediately prior to the Effective Time will be delivered to Parent ("Company Certificates"), together with appropriate assignments signed by such holders, in exchange for the number of whole shares of Parent Common Stock into which such interests have been converted as provided in Section 1.4(a), and Company Certificate(s) so surrendered will be canceled.

          (b) All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof will be deemed to have been issued in full satisfaction of all rights pertaining to such Company Common Stock.

          (c)  As of the Effective Time, the holders of Company
     Certificates representing shares of Company Common Stock will cease to have any rights as Company Shareholders, except such rights, if any, as they may have pursuant to the Nevada Act. Except as provided above, until such Company Certificates are surrendered for exchange, each such Company Certificate will, after the Effective Time, represent for all purposes only the right to receive certificates representing the number of whole shares of Parent Common Stock into which Company Common Stock shall have been converted pursuant to the Merger as provided in Section 1.4(a).

          (d) No fractional shares of Parent Common Stock will be issued upon the surrender for exchange of Company Certificates; no dividend or other distribution of Parent will relate to any fractional share; and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Parent. All fractional shares of Parent Common Stock to which a holder of Company Common Stock immediately prior to the Effective Time would otherwise be entitled, at the Effective Time, will be aggregated if and to the extent multiple Company Certificates of such holder are submitted together to Parent.
     If a fractional share results from such aggregation, then such fractional share will be rounded up to the nearest whole share and each holder of shares of Company Common Stock Interests who otherwise would be entitled to receive such fractional share of Parent Common Stock will receive one whole share in lieu of such fractional share.

     1.6 Articles of Incorporation of the Surviving Corporation. The Articles of Incorporation of Company as in effect immediately prior to the Effective Time will be the Articles of Incorporation of the Surviving Corporation.

     1.7 Bylaws of the Surviving Corporation. The Bylaws of Company, as in effect immediately prior to the Effective Time, will be the Bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

     1.8  Directors and Officers of the Surviving Corporation and Parent.

          (a) Directors and Officers of the Surviving Corporation. The directors and officers of Company, as of the Effective Time, shall continue as the directors of the Surviving Corporation.

          (b) Directors of the Parent. The directors of Parent immediately prior to the Effective Time shall appoint John W. R. Miller, Clark M. Mower and Christie Melanie Woodruff to Parent's Board of Directors, and thereafter resign effective as of the Effective Time, and the officers of the Surviving Corporation shall be appointed by the new directors, who shall be John W. R. Miller, President and Christie Melanie Woodruff, Secretary/Treasurer.

     1.9 Dissenting Interests. Company Shareholders who would have the right to demand and perfect such holder's rights to dissent from the Merger and to be paid the fair value of such holder's shares in accordance with Sections 92A.300 to 92A.500 of the Nevada Act shall have waived all such Dissenters' Rights as a condition to the Closing of the Merger.

     1.10 Parent Common Stock Outstanding Immediately Prior and Following the Closing of Merger. Immediately prior to the Closing of the Merger, Parent shall have not more than 2,556,500 outstanding shares of Parent Common Stock, and no outstanding options, warrants, calls or other rights to acquire authorized but unissued Parent Common Stock or other securities of Parent; immediately following the Closing of the Merger, and including the aforesaid 2,556,500 shares of Parent Common Stock and the 40,000,000 shares of Parent Common Stock to be exchanged as Merger Consideration under the Merger, there will be 42,556,500 outstanding shares of Parent Common Stock.

                 ARTICLE 2
         REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Company hereby represents and warrants to Parent as follows:

     2.1  Disclosure Schedule.  The disclosure schedule attached hereto as
Schedule 2.1 ("Company Disclosure Schedule") is divided into sections that correspond to the sections of this Article 2. Company Disclosure Schedule comprises a list of all exceptions to the truth and accuracy of, and of all disclosures or descriptions required by, the representations and warranties set forth in the remaining sections of this Article 2.

     2.2 Corporate Organization, etc. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with the requisite corporate power and authority to carry on its business as it is now being conducted and to own, operate and lease its properties and assets, is duly qualified or licensed to do business as a foreign corporation in good standing in every other jurisdiction in which the character or location of the properties and assets owned, leased or operated by it or the conduct of its business requires such qualification or licensing, except in such jurisdictions in which the failure to be so qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect (as defined below) on Company. Company Disclosure Schedule contains a list of all jurisdictions in which Company is qualified or licensed to do business and includes complete and correct copies of Company's articles of incorporation and bylaws. Company does not own or control any capital stock of any corporation or any interest in any partnership, joint venture or other entity.

     2.3 Capitalization. The authorized capital securities of Company is set forth in the Company Disclosure Schedule. The number of shares of Company Common Stock outstanding, as of the date of this Agreement and as set forth in Company Disclosure Schedule, represent all of the issued and outstanding capital securities of Company. All issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable and are without, and were not issued in violation of, preemptive rights.
There are no shares of Company Common Stock or other equity securities of Company outstanding or any securities convertible into or exchangeable for such interests, securities or rights. Other than as set forth on Company Disclosure Schedule and pursuant to this Agreement, there is no subscription, option, warrant, call, right, contract, agreement, commitment, understanding or arrangement to which Company is a party, or by which it is bound, with respect to the issuance, sale, delivery or transfer of the capital securities of Company, including any right of conversion or exchange under any security or other instrument. Company has no subsidiaries.

     2.4 Authorization, etc. Company has all requisite corporate power and authority to enter into, execute, deliver, and perform its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by Company and is the valid and binding legal obligation of Company enforceable against Company in accordance with its terms, subject to bankruptcy, moratorium, principles of equity and other limitations limiting the rights of creditors generally.

     2.5 Non-Contravention. Except as set forth in Company Disclosure Schedule, neither the execution, delivery and performance of this Agreement, and each other agreement to be entered into in connection with this Agreement, nor the consummation of the transactions contemplated herein will:

          (a) violate, contravene or be in conflict with any provision of the articles of incorporation or bylaws of Company;

          (b) be in conflict with, or constitute a default, however defined (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under, or cause or permit the acceleration of the maturity of, or give rise to any right of termination, cancellation, imposition of fees or penalties under any debt, note, bond, lease, mortgage, indenture, license, obligation, contract, commitment, franchise, permit, instrument or other agreement or obligation to which Company is a party or by which Company or any of Company's properties or assets is or may be bound;

          (c) result in the creation or imposition of any pledge, lien, security interest, restriction, option, claim or charge of any kind whatsoever ("Encumbrances") upon any property or assets of Company under any debt, obligation, contract, agreement or commitment to which Company is a party or by which Company or any of Company's assets or properties are bound; or

          (d) materially violate any statute, treaty, law, judgment, writ, injunction, decision, decree, order, regulation, ordinance or other similar authoritative matters (referred to herein individually as a "Law" and collectively as "Laws") of any foreign, federal, state or local governmental or quasi-governmental, administrative, regulatory or judicial court, department, commission, agency, board, bureau, instrumentality or other authority (referred to herein individually as an "Authority" and collectively as "Authorities").

     2.6 Consents and Approvals. Except as set forth in Company Disclosure Schedule, with respect to Company, no consent, approval, order or authorization of or from, or registration, notification, declaration or filing with ("Consent") any individual or entity, including without limitation any Authority, is required in connection with the execution, delivery or performance of this Agreement by Company or the consummation by Company of the transactions contemplated herein.

     2.7 Financial Statements. Company Disclosure Schedule contains a copy of the financial statements of Company from the date of inception to June 30, 2005 (the "Financial Statements"). Except as disclosed therein or in Company Disclosure Schedule, the aforesaid Financial Statements: (i) are in accordance with the books and records of Company and have been prepared in conformity with good accounting practices (except as stated therein or in the notes thereto); and (ii) are true, complete and accurate in all material respects and fairly present the financial position of Company as of the date thereof, and the income or loss for the period then ended.

     2.8 Absence of Undisclosed Liabilities. Company does not have any material liabilities, obligations or claims of any kind whatsoever, whether secured or unsecured, accrued or unaccrued, fixed or contingent, matured or unmatured, known or unknown, direct or indirect, contingent or otherwise and whether due or to become due (referred to herein individually as a "Liability"and collectively as "Liabilities"), other than: (a) Liabilities that are fully reflected or reserved for in the Balance Sheet; (b) Liabilities that are set forth on the Company Disclosure Schedule; (c) Liabilities incurred by Company in the ordinary course of business after the date of the Balance Sheet and consistent with past practice; (d) Liabilities in an amount not to exceed $50,000 individually or in the aggregate unless such amounts are disclosed on Company Disclosure Schedule; or (e) Liabilities for express executory obligations to be performed after the Closing under the contracts described in Section 2.14 of Company Disclosure Schedule.

     2.9 Absence of Certain Changes. Except as set forth in the Company Disclosure Schedule, since June 30, 2005, Company has owned and operated its assets, properties and business in the ordinary course of business and consistent with past practice. Without limiting the generality of the foregoing, subject to the aforesaid exceptions:

          (a) Company has not experienced any change that has had or could reasonably be expected to have a Material Adverse Effect on Company; and

          (b) Company has not suffered (i) any loss, damage, destruction or other property or casualty (whether or not covered by insurance) or
     (ii) any loss of officers, employees, dealers, distributors, independent contractors, customers or suppliers, which had or may reasonably be expected to result in a Material Adverse Effect on Company.


     2.10 Assets. Except as set forth in Company Disclosure Schedule,
Company has good and marketable title to all of its assets and properties, whether or not reflected in the Balance Sheet or acquired after the date thereof (except for properties sold or otherwise disposed of since the date thereof in the ordinary course of business and consistent with past practices), that relate to or are necessary for Company to conduct its business and operations as currently conducted (collectively, the "Assets"), free and clear of any mortgage, pledge, lien, security interest, conditional or installment sales agreement, encumbrance, claim, easement, right of way, tenancy, covenant, encroachment, restriction or charge of any kind or nature (whether or not of record) (a "Lien"), other than (i) liens securing specific Liabilities shown on the Balance Sheet with respect to which no breach, violation or default exists; (ii) mechanics', carriers', workers' or other like liens arising in the ordinary course of business; (iii) minor imperfections of title that do not individually or in the aggregate, impair the continued use and operation of the Assets to which they relate in the operation of the Company as currently conducted; and (iv) liens for current taxes not yet due and payable or being contested in good faith by appropriate proceedings ("Permitted Liens").

     2.11 Receivables and Payables.

          (a) Except as set forth on Company Disclosure Schedule, all accounts receivable of Company represent sales in the ordinary course of business and, to Company's knowledge, are current and collectible net of any reserves shown on the Balance Sheet and none of such receivables is subject to any Lien other than a Permitted Lien.

          (b) Except as set forth on Company Disclosure Schedule, all payables by Company arose in bona fide transactions in the ordinary course of business and no such payable is delinquent by more than sixty
     (60) days beyond the due date in its payment.

     2.12 Intellectual Property Rights. Company owns or has the unrestricted right to use, and Company Disclosure Schedule contains a detailed listing of, all patents, patent applications, patent rights, registered and unregistered trademarks, trademark applications, tradenames, service marks, service mark applications, copyrights, internet domain names, computer programs and other computer software, inventions, know-how, trade secrets, technology, proprietary processes, trade dress, software and formulae (collectively, "Intellectual Property Rights") used in, or necessary for, the operation of its Business as currently conducted or proposed to be conducted. Except as set forth on Company Disclosure Schedule, to Company's knowledge, the use of all Intellectual Property Rights necessary or required for the conduct of the Business of Company as presently conducted and as proposed to be conducted does not infringe or violate the Intellectual Property Rights of any person or entity. Except as described on Company Disclosure Schedule, to Company's knowledge: (a) Company does not own or use any Intellectual Property Rights pursuant to any written license agreement; (b) Company has not granted any person or entity any rights, pursuant to a written license agreement or otherwise, to use the Intellectual Property Rights; and (c) Company owns, has unrestricted right to use and has sole and exclusive possession of and has good and valid title to, all of the Intellectual Property Rights, free and clear of all Liens and Encumbrances. All license agreements relating to Intellectual Property Rights are binding and there is not, under any of such licenses, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default, or would constitute a basis for a claim on non-performance) on the part of Company or, to the knowledge of Company, any other party thereto.

     2.13 Litigation. Except as set forth in Company Disclosure Schedule, there is no legal, administrative, arbitration, or other proceeding, suit, claim or action of any nature or investigation, review or audit of any kind, or any judgment, decree, decision, injunction, writ or order pending, noticed, scheduled, or, to the knowledge of Company, threatened or contemplated by or against or involving Company, its assets, properties or business or its directors, officers, agents or employees (but only in their capacity as such), whether at law or in equity, before or by any person or entity or Authority, or which questions or challenges the validity of this Agreement or any action taken or to be taken by the Parties hereto pursuant to this Agreement or in connection with the transactions contemplated herein.

     2.14 Contracts and Commitments; No Default.

          (a) Except as set forth in Company Disclosure Schedule, Company is not a party to, nor are any of the Assets bound by, any written or oral:

               (i) employment, non-competition, consulting or severance agreement, collective bargaining agreement, or pension, profit-sharing, incentive compensation, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay or retirement plan or agreement;

               (ii) indenture, mortgage, note, installment obligation, agreement or other instrument relating to the borrowing of money by the Company;

               (iii) contract, agreement, lease (real or personal property) or arrangement that (A) is not terminable on less than 30 days' notice without penalty, (B) is not over one year in length of obligation of the Company, or (C) involves an obligation of more than $50,000 over its term;

               (iv) contract, agreement, commitment or license relating to Intellectual Property Rights or contract, agreement or commitment of any other type, whether or not fully performed, not otherwise disclosed pursuant to this Section 2.14;

               (v) obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any person or entity; or

               (vi) outstanding sales or purchase contracts, commitments or proposals that will result in any material loss upon completion or performance thereof after allowance for direct distribution expenses, or bound by any outstanding contracts, bids, sales or service proposals quoting prices that are not reasonably expected to result in a normal profit.

          (b) True and complete copies (or summaries, in the case of oral items) of all agreements disclosed pursuant to this Section 2.14 ("Company Contracts") have been provided to Parent for review. Except as set forth in Company Disclosure Schedule, all of Company Contracts items are valid and enforceable by and against Company in accordance with their terms, and are in full force and effect. Company is not in breach, violation or default, however defined, in the performance of any of its obligations under any of Company Contracts, and no facts and circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such breach, violation or default thereunder or thereof, and, to the knowledge of Company, no other parties thereto are in a breach, violation or default, however defined, thereunder or thereof, and no facts or circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such a breach, violation or default thereunder or thereof.

     2.15 Compliance with Law; Permits and Other Operating Rights. Except as set forth in Company Disclosure Schedule, the Assets, properties, business and operations of Company are and have been in compliance in all respects with all Laws applicable to Company's assets, properties, business and operations, except where the failure to comply would not have a Material Adverse Effect. Company possesses all material permits, licenses and other authorizations from all Authorities necessary to permit it to operate its business in the manner in which it presently is conducted and the consummation of the transactions contemplated by this Agreement will not prevent Company from being able to continue to use such permits and operating rights. Company has not received notice of any violation of any such applicable Law, and is not in default with respect to any order, writ, judgment, award, injunction or decree of any Authority.

     2.16 Brokers. Neither Company nor, to the knowledge of Company, any of the its directors, officers or employees, has employed any broker, finder, investment banker or financial advisor or incurred any liability for any brokerage fee or commission, finder's fee or financial advisory fee, in connection with the transactions contemplated hereby, nor is there any basis known to Company for any such fee or commission to be claimed by any person or entity.

     2.17 Issuance of Parent Common Stock. To Company's knowledge, as of the date of this Agreement and as of the Effective Time, no facts or circumstances exist or will exist that could cause the issuance of Parent Common Stock pursuant to the Merger to fail to meet the exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), as set forth in Rule 506 of Regulation D promulgated thereunder.

     2.18 Books and Records. The books of account, minute books, stock record books, and other material records of Company, all of which have been made available to Parent, are complete and correct in all material respects and have been maintained in accordance with reasonable business practices. The minute books of Company contain accurate and complete records of all formal meetings held of, and corporate action taken by, the directors and officers, the managers and committees of the managers of Company. At the Closing, all of those books and records will be in the possession of Company.

     2.19 Business Generally; Accuracy of Information. No representation or warranty made by Company in this Agreement, Company Disclosure Schedule, or in any document, agreement or certificate furnished or to be furnished to Parent at the Closing by or on behalf of Company in connection with any of the transactions contemplated by this Agreement contains or will contain any untrue statement of material fact or omit or will omit to state any material fact necessary in order to make the statements herein or therein not misleading in light of the circumstances in which they are made, and all of the foregoing completely and correctly present the information required or purported to be set forth herein or therein.

                 ARTICLE 3
          REPRESENTATIONS AND WARRANTIES OF THE PARENT
                   AND THE MERGER SUBSIDIARY

     Parent and Merger Subsidiary represent and warrant to Company as follows:

     3.1  Disclosure Schedule.  The disclosure schedule attached hereto as
Schedule 3.1 ("Parent Disclosure Schedule") is divided into sections that correspond to the sections of this Article 3. Parent Disclosure Schedule comprises a list of all exceptions to the truth and accuracy of, and of all disclosures or descriptions required by, the representations and warranties set forth in the remaining sections of this Article 3.

     3.2 Corporate Organization, Standing and Power. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah; and Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Each of Parent and Merger Subsidiary has all corporate power and authority to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Parent and Merger Subsidiary. Parent owns all of the outstanding capital stock of Merger Subsidiary. Parent does not own or control any capital stock of any corporation or any interest in any partnership, joint venture or other entity, other than Merger Subsidiary and The Autoline Group 2, Inc., a Utah corporation, in which its principal operations are now conducted.

     3.3 Authorization. Each of Parent and the Merger Subsidiary has all the requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated herein. The Board of Directors of Parent and the Merger Subsidiary, and Parent as the sole shareholder of the Merger Subsidiary, have taken all action required by law, their respective articles of incorporation and bylaws or otherwise to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein. This Agreement is the valid and binding legal obligation of Parent and the Merger Subsidiary enforceable against each of them in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws that affect creditors' rights generally.

     3.4 Capitalization. The authorized capital securities of Parent and Merger Subsidiary are set forth in the Parent Disclosure Schedule. The number of shares of Parent Common Stock, as of the date of this Agreement and as set forth in Parent Disclosure Schedule, represent all of the issued and outstanding capital securities of the Parent. All issued and outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid and nonassessable and are without, and were not issued in violation of, preemptive rights. There are no shares of Parent Common Stock or other equity securities of Parent outstanding or any securities convertible into or exchangeable for such interests, securities or rights. Other than as set forth on the Parent Disclosure Schedule and pursuant to this Agreement, there is no subscription, option, warrant, call, right, contract, agreement, commitment, understanding or arrangement to which Parent is a party, or by which it is bound, with respect to the issuance, sale, delivery or transfer of the capital securities of Parent, including any right of conversion or exchange under any security or other instrument.

     3.5 Non-Contravention. Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated herein will:

          (a) violate any provision of the articles of incorporation or bylaws of Parent or the Merger Subsidiary; or

          (b) be in conflict with, or constitute a default, however defined (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under, or cause or permit the acceleration of the maturity of, or give rise to, any right of termination, cancellation, imposition of fees or penalties under, any debt, note, bond, lease, mortgage, indenture, license, obligation, contract, commitment, franchise, permit, instrument or other agreement or obligation to which Parent or the Merger Subsidiary is a party or by which Parent or the Merger Subsidiary or any of their respective properties or assets is or may be bound;

          (c) result in the creation or imposition of any Encumbrance upon any property or assets of Parent or the Merger Subsidiary under any debt, obligation, contract, agreement or commitment to which Parent or the Merger Subsidiary is a party or by which Parent or the Merger Subsidiary or any of their respective assets or properties is or may be bound; or

          (d)  violate any Law of any Authority.

     3.6 Consents and Approvals. No Consent is required by any person or entity, including without limitation any Authority, in connection with the execution, delivery and performance by Parent or Merger Subsidiary of this Agreement, or the consummation of the transactions contemplated herein, other than any Consent which, if not made or obtained, will not, individually or in the aggregate, have a Material Adverse Effect on the business of Parent or Merger Subsidiary.

     3.7 Valid Issuance. Parent Common Stock to be issued in connection with the Merger will be duly authorized and, when issued, delivered and paid for as provided in this Agreement, will be validly issued, fully paid and non-assessable.

     3.8  SEC Filings; Financial Statements.

          (a) Parent has delivered or made available to the Company accurate and complete copies (excluding copies of exhibits) of each report, registration statement and definitive proxy and information statements filed by Parent with the SEC (collectively, with all information incorporated by reference therein or deemed to be incorporated by reference therein, "Parent SEC Documents"). All statements, reports, schedules, forms and other documents required to have been filed by Parent with the SEC have been so filed on a timely basis. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and (ii) none of Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b)  The financial statements contained in Parent SEC Documents:

     (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC); and (iii) fairly present, in all material respects, the consolidated financial position of Parent and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations of Parent and its consolidated subsidiaries for the periods covered thereby. All adjustments considered necessary for a fair presentation of the financial statements have been included.

     3.9  No Liabilities.  Parent does not have any Liabilities, except for
(i) Liabilities expressly stated in the most recent balance sheet included in Parent SEC Documents or the notes thereto, or (ii) other Liabilities which do not exceed $1,000 in the aggregate, except as set forth in Schedule 3.9 hereof.

     3.10 No Assets. As of the Closing, Parent will not have any assets or operations of any kind, except as identified in the most recent balance sheet and notes thereto included in Parent SEC Documents or Parent Disclosure Schedule.

     3.11 Absence of Certain Changes. Except as set forth in Parent SEC Documents, Parent has owned and operated its assets, properties and business in the ordinary course of business and consistent with past practice. Without limiting the generality of the foregoing, subject to the aforesaid exceptions, Parent has not experienced any change that has had or could reasonably be expected to have a Material Adverse Effect on the Parent.

     3.12 Litigation. Except as disclosed in Parent SEC Documents, there is no legal, administrative, arbitration, or other proceeding, suit, claim or action of any nature or investigation, review or audit of any kind, or any judgment, decree, decision, injunction, writ or order pending, noticed, scheduled, or, to the knowledge of Parent or the Merger Subsidiary, threatened or contemplated by or against or involving the Parent, its assets, properties or business or its directors, officers, agents or employees (but only in their capacity as such), whether at law or in equity, before or by any person or entity or Authority, or which questions or challenges the validity of this Agreement or any action taken or to be taken by the Parties hereto pursuant to this Agreement or in connection with the transactions contemplated herein.

     3.13 Contracts and Commitments; No Default. Parent is not a party to, nor are any of its Assets bound by, any contract (a "Parent Contract") that is not disclosed in Parent SEC Documents. Except as disclosed in Parent SEC Documents, none of Parent Contracts contains a provision requiring the consent of any party with respect to the consummation of the transactions contemplated by this Agreement. Parent is not in breach, violation or default, however defined, in the performance of any of its obligations under any of Parent Contracts, and no facts and circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such breach, violation or default thereunder or thereof, and, to the knowledge of Parent, no other parties thereto are in a breach, violation or default, however defined, thereunder or thereof, and no facts or circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such a breach, violation or default thereunder or thereof.

     3.14 No Broker or Finder. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

     3.15 Intercompany And Affiliate Transactions; Insider Interests.
Except as expressly identified in Parent SEC Documents or in the Consent of Directors of Parent approving the Merger which has been executed and provided to Company and deposited pursuant to the Escrow Agreement prior to execution, there are, and during the last two years there have been, no transactions, agreements or arrangements of any kind, direct or indirect, between Parent, on the one hand, and any director, officer, employee, stockholder, or affiliate of Parent, on the other hand, including, without limitation, loans, guarantees or pledges to, by or for the Parent or from, to, by or for any of such persons, that are effected with all corporate consents and approvals necessary under controlling law, and currently in effect.

                           ARTICLE 4
                    COVENANTS OF THE PARTIES

     4.1 Conduct of Business. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Closing Date, Company and Parent will each conduct its business and operations according to its ordinary and usual course of business consistent with past practices. Without limiting the generality of the foregoing, and, except as otherwise expressly provided in this Agreement or as otherwise disclosed on Parent Disclosure Schedule or Company Disclosure Schedule, respectively, prior to the Closing Date, without the prior written consent of the other Parties, not to be unreasonably delayed, Parent and Company each will not:

          (a)  amend its articles of incorporation or bylaws;

          (b) issue, reissue, sell, deliver or pledge or authorize or propose the issuance, reissuance, sale, delivery or pledge of shares of capital stock of any class, or securities convertible into capital stock of any class, or any rights, warrants or options to acquire any convertible securities or capital stock;

          (c) adjust, split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any shares of its capital stock, or any of its other securities;

          (d) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, redeem or otherwise acquire any shares of its capital stock or other securities, alter any term of any of its outstanding securities;

          (e) (i) except as required under any employment agreement, increase in any manner the compensation of any of its directors, officers or other employees; (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required or permitted by any existing plan, agreement or arrangement to any such director, officer or employee, whether past or present; or (iii) commit itself to any additional pension, profit-sharing, bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or to any employment agreement or consulting agreement (arising out of prior employment ) with or for the benefit of any person, or, except to the extent required to comply with applicable law, amend any of such plans or any of such agreements in existence on the date of this Agreement;

          (f)  hire any additional personnel;

          (g) incur, assume, suffer or become subject to, whether directly or by way of guarantee or otherwise, any Liabilities which, individually or in the aggregate, exceed $10,000 in the case of Parent or $50,000 in the case of Company;

          (h) make or enter into any commitment for capital expenditures in excess of $10,000 in the case of Parent or $50,000 in the case of Company;

          (i) pay, lend or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of its officers or directors or any affiliate or associate of any of its officers or directors;

          (j) terminate, enter into or amend in any material respect any contract, agreement, lease, license or commitment, or take any action or omit to take any action which will cause a breach, violation or default (however defined) under any contract, except in the ordinary course of business and consistent with past practice;

          (k) acquire any of the business or assets of any other person or entity;

          (l) permit any of its current insurance (or reinsurance) policies to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies providing coverage equal to or greater than coverage remaining under those cancelled, terminated or lapsed are in full force and effect;

          (m) enter into other material agreements, commitments or contracts not in the ordinary course of business or in excess of current requirements;

          (n) settle or compromise any suit, claim or dispute, or threatened suit, claim or dispute (other than any settlement or compromise having no effect upon the Company, its assets, operations or financial position); or

          (o) agree in writing or otherwise to take any of the foregoing actions or any action which would make any representation or warranty in this Agreement untrue or incorrect in any material respect.

     Nothing herein shall prevent Company from operating its business in the ordinary course and consistent with past practice.

     4.2 Full Access. Throughout the period prior to Closing, each of the Parties will afford to the other and its directors, officers, employees, counsel, accountants, investment advisors and other authorized representatives and agents, reasonable access to the facilities, properties, books and records of the Parties in order that the other may have full opportunity to make such investigations as it will desire to make of the affairs of the disclosing Parties. Each of the Parties will furnish such additional financial and operating data and other information as the other will, from time to time, reasonably request, including without limitation access to the working papers of its independent certified public accountants; provided, however, that any such investigation will not affect or otherwise diminish or obviate in any respect any of the representations and warranties of the disclosing Parties.

     4.3 Confidentiality. Each of the Parties hereto agrees that it will not use, or permit the use of, any of the information relating to any other party hereto furnished to it in connection with the transactions contemplated herein ("Information") in a manner or for a purpose detrimental to such other party or otherwise than in connection with the transaction, and that they will not disclose, divulge, provide or make accessible (collectively, "Disclose"), or permit the Disclosure of, any of the Information to any person or entity, other than their respective directors, officers, employees, investment advisors, accountants, counsel and other authorized representatives and agents, except as may be required by judicial or administrative process or, in the opinion of such party's counsel, by other requirements of Law; provided, however, that prior to any Disclosure of any Information permitted hereunder, the disclosing party will first obtain the recipients' undertaking to comply with the provisions of this Section with respect to such information. The term "Information" as used herein will not include any information relating to a party that the party disclosing such information can show: (i) to have been in its possession prior to its receipt from another party hereto; (ii) to be now or to later become generally available to the public through no fault of the disclosing party; (iii) to have been available to the public at the time of its receipt by the disclosing party; (iv) to have been received separately by the disclosing party in an unrestricted manner from a person entitled to disclose such information; or (v) to have been developed independently by the disclosing party without regard to any information received in connection with this transaction. Each of the Parties hereto also agrees to promptly return to the party from whom it originally received such information all original and duplicate copies of written materials containing Information should the transactions contemplated herein not occur. All Parties hereto will be deemed to have satisfied each' obligations to hold the Information confidential if each exercises the same care as each takes with respect to each's own similar information.

     4.4 Filings; Consents; Removal of Objections. Subject to the terms and conditions herein provided, the Parties hereto will use their best efforts to take or cause to be taken all actions and do or cause to be done all things necessary, proper or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable, the transactions contemplated hereby, including without limitation obtaining all Consents of any person or entity, whether private or governmental, required in connection with the consummation of the transactions contemplated herein. In furtherance, and not in limitation of the foregoing, it is the intent of the Parties to consummate the transactions contemplated herein at the earliest practicable time, and they respectively agree to exert commercially reasonable efforts to that end, including without limitation: (i) the removal or satisfaction, if possible, of any objections to the validity or legality of the transactions contemplated herein; and (ii) the satisfaction of the conditions to consummation of the transactions contemplated hereby.

     4.5  Further Assurances; Cooperation; Notification.

          (a) Each of the Parties hereto will, before, at and after Closing, execute and deliver such instruments and take such other actions as the other party or Parties, as the case may be, may reasonably require in order to carry out the intent of this Agreement. Without limiting the generality of the foregoing, at any time after the Closing, at the reasonable request of Parent and without further consideration, Company will execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation and take such action as Parent may reasonably deem necessary or desirable in order to more effectively consummate the transactions contemplated hereby.

          (b) At all times from the date hereof until the Closing, each of the Parties will promptly notify the other in writing of the occurrence of any event which it reasonably believes will or may result in a failure by such party to satisfy the conditions specified in this
     Article 4.

     4.6 Supplements to Disclosure Schedule. Prior to the Closing, each of the Parties will supplement or amend each's respective Disclosure Schedule with respect to any event or development which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule or which is necessary to correct any information in the Disclosure Schedule or in any representation and warranty of the Company which has been rendered inaccurate by reason of such event or development. For purposes of determining the accuracy as of the date hereof of the representations and warranties of the Company contained in Article 2 hereof or Parent in Article 3 hereof in order to determine the fulfillment of the conditions set forth herein, the Disclosure Schedule of each party will be deemed to exclude any information contained in any supplement or amendment hereto delivered after the delivery of the Disclosure Schedule.

     4.7 Public Announcements. None of the Parties hereto will make any public announcement with respect to the transactions contemplated herein without the prior written consent of the other Parties, which consent will not be unreasonably withheld or delayed; provided, however, that any of the Parties hereto may at any time make any announcements that are required by applicable Law so long as the party so required to make an announcement promptly upon learning of such requirement notifies the other Parties of such requirement and discusses with the other Parties in good faith the exact proposed wording of any such announcement.

     4.8 Satisfaction of Conditions Precedent. Each party will use commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent that are applicable to them, and to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all material consents and authorizations of third parties and to make filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

     4.9 Resignation of Officers And Directors. At the Closing, the pre-Closing officers and directors of Parent shall submit their written resignations from such offices effective as of the Closing.. Prior to their resignations, the pre-Closing directors of Parent shall appoint to the board of directors of Parent, the officers of Parent and the Advisory of Parent, those persons indicated in Section 1.8(b), effective as of the Closing.

     4.10 Waiver of Dissenters Rights. Company Shareholders shall have waived Dissenters' Rights under the Nevada Act.

                 ARTICLE 5
            CONDITIONS TO THE OBLIGATIONS OF PARENT
                     AND MERGER SUBSIDIARY

     Notwithstanding any other provision of this Agreement to the contrary, the obligation of Parent and Merger Subsidiary to effect the transactions contemplated herein will be subject to the satisfaction at or prior to the Closing, or waiver by Parent, of each of the following conditions:

     5.1 Representations and Warranties True. The representations and warranties of Company contained in this Agreement, including without limitation in Company Disclosure Schedule initially delivered to Parent as
Schedule 2.1 (and not including any changes or additions delivered to Parent pursuant to Section 4.6), will be true, complete and accurate in all material respects as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such time, except for changes specifically permitted or contemplated by this Agreement, and except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case they will be true and correct at the Closing with respect to such date or period.

     5.2 Performance. Company will have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by the Company on or prior to the Closing.

     5.3  Required Approvals and Consents.

          (a) All action required by law and otherwise to be taken by the shareholders of Company to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will have been duly and validly taken.

          (b) All Consents of or from all Authorities required hereunder to consummate the transactions contemplated herein, will have been delivered, made or obtained, and Parent will have received copies thereof.

     5.4 Agreements and Documents. Parent and Merger Subsidiary will have received the following agreements and documents, each of which will be in full force and effect:

          (a) a certificate executed on behalf of Company by its Chief Executive Officer confirming that the conditions set forth in Sections 5.1, 5.2, 5.3, 5.5, 5.6 and 5.7 have been duly satisfied;

          (b)  the Settlement Agreement (Exhibit A hereto);

          (c)  the Technology Transfer Agreement (Exhibit C hereto);

          (d) Doolin shall have executed and delivered the Doolin Indemnification Agreement that is referenced in Section 6.4(b) hereof; and.

          (e) a Shareholder Written Consent to Proposed Merger in the form of Exhibit B executed by all Company Shareholders.

     5.5 Adverse Changes. No material adverse change will have occurred in the business, financial condition, prospects, assets or operations of Company since June 30, 2005, except as set forth on Schedule 5.5 attached hereto.

     5.6 No Proceeding or Litigation. No suit, action, investigation, inquiry or other proceeding by any Authority or other person or entity will have been instituted or threatened which delays or questions the validity or legality of the transactions contemplated hereby or which, if successfully asserted, would, in the reasonable judgment of Parent, individually or in the aggregate, otherwise have a Material Adverse Effect on the Company's business, financial condition, prospects, assets or operations or prevent or delay the consummation of the transactions contemplated by this Agreement.

     5.7 Legislation. No Law will have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated hereby or any of the conditions to the consummation of such transaction.

     5.8 Appropriate Documentation. Parent will have received, in a form and substance reasonably satisfactory to Parent, dated the Closing Date, all certificates and other documents, instruments and writings to evidence the fulfillment of the conditions set forth in this Article 5 as Parent may reasonably request, along with duly executed copies of the Transaction Documents by the Parties and the Company Certificates.

                            ARTICLE 6
              CONDITIONS TO OBLIGATIONS OF COMPANY

     Notwithstanding anything in this Agreement to the contrary, the obligation of Company to effect the transactions contemplated herein will be subject to the satisfaction at or prior to the Closing of each of the following conditions:

     6.1 Representations and Warranties True. The representations and warranties of Parent contained in this Agreement will be true, complete and accurate in all material respects as of the date when made and at and as of the Closing, as though such representations and warranties were made at and as of such time, except for changes permitted or contemplated in this Agreement, and except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case they will be true and correct at the Closing with respect to such date or period.

     6.2 Performance. Parent will have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by Parent at or prior to the Closing, including the obligations of the pre-Close officers and directors of Parent set forth in Section 4.9.

     6.3  Required Approvals and Consents.

          (a) All action required by law and otherwise to be taken by the directors and stockholders of the Parent to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will have been duly and validly taken.

          (b) All Consents of or from all Authorities required hereunder to consummate the transactions contemplated herein, will have been delivered, made or obtained, and the Company will have received copies thereof.

     6.4 Agreements and Documents. The Company will have received the following agreements and documents, each of which will be in full force and effect:

          (a) a certificate executed on behalf of Parent by its Chief Executive Officer confirming that the conditions set forth in Sections 6.1, 6.2, 6.3, 6.5, 6.6 and 6.7 have been duly satisfied;

          (b) the duly executed and delivered Indemnification Agreement of Doolin that is attached hereto as Schedule 6.4(b) and incorporated herein by reference, together with all executed and delivered schedules or exhibits thereto;

          (c) resolutions of the board of directors of Parent and the board of directors and sole stockholder of Merger Subsidiary, certified by the secretary of Parent, approving the transactions contemplated by this Agreement, including the Merger, the issuance of the Merger Consideration and the matters referred to in Section 1.8(b) of this Agreement.

     6.5 Adverse Changes. No material adverse change will have occurred in the business, financial condition, prospects, assets or operations of Parent since June 30, 2005.

     6.6 No Proceeding or Litigation. No suit, action, investigation, inquiry or other proceeding by any Authority or other person or entity will have been instituted or threatened which delays or questions the validity or legality of the transactions contemplated hereby or which, if successfully asserted, would, in the reasonable judgment of the Company, individually or in the aggregate, otherwise have a Material Adverse Effect on Parent's business, financial condition, prospects, assets or operations or prevent or delay the consummation of the transactions contemplated by this Agreement.

     6.7 Legislation. No Law will have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated hereby or any of the conditions to the consummation of such transaction.

     6.8 Appropriate Documentation. The Company will have received, in a form and substance reasonably satisfactory to Company, dated the Closing Date, all certificates and other documents, instruments and writings to evidence the fulfillment of the conditions set forth in this Article 6 as the Company may reasonably request, along with duly executed copies of the Transaction Documents by the Parties.

                           ARTICLE 7
                  TERMINATION AND ABANDONMENT

     7.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing by the written consent of Company and Parent.

     7.2 Termination by Either Company or Parent. This Agreement may be terminated by either Company or Parent if the Closing is not consummated by the Termination Date (provided that the right to terminate this Agreement under this Section 7.2 will not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date).

     7.3 Termination by Parent. This Agreement may be terminated at any time prior to the Closing by Parent if any of the conditions provided for in
Article 5 have not been met or waived by Parent in writing prior to the Closing.

     7.4 Termination by the Company. This Agreement may be terminated prior to the Closing by action of Company if any of the conditions provided for in Article 6 have not been met or waived by Company in writing prior to the Closing.

     7.5 Procedure and Effect of Termination. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by Company or Parent pursuant to this Article 7, written notice thereof will be given to all other Parties and this Agreement will terminate and the transactions contemplated hereby will be abandoned, without further action by any of the Parties hereto. If this Agreement is terminated as provided herein:

          (a) Each of the Parties will, upon request, redeliver all documents, work papers and other material of the other Parties relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same;

          (b) No party will have any liability for a breach of any representation, warranty, agreement, covenant or the provision of this Agreement, unless such breach was due to a willful or bad faith action or omission of such party or any representative, agent, employee or independent contractor thereof; and

          (c) All filings, applications and other submissions made pursuant to the terms of this Agreement will, to the extent practicable, be withdrawn from the agency or other person to which made.

                           ARTICLE 8
                    MISCELLANEOUS  PROVISIONS

     8.1 Expenses. Parent and Company will each bear their own costs and expenses relating to the transactions contemplated hereby, including without limitation, fees and expenses of legal counsel, accountants, investment bankers, brokers or finders, printers, copiers, consultants or other representatives for the services used, hired or connected with the transactions contemplated hereby.

     8.2 Survival. The representations and warranties of the Parties shall survive the Closing for a period of one (1) year.

     8.3 Amendment and Modification. Subject to applicable Law, this Agreement may be amended or modified by the Parties hereto at any time with respect to any of the terms contained herein; provided, however, that all such amendments and modifications must be in writing duly executed by all of the Parties hereto.

     8.4 Waiver of Compliance; Consents. Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the party entitled hereby to such compliance, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No single or partial exercise of a right or remedy will preclude any other or further exercise thereof or of any other right or remedy hereunder. Whenever this Agreement requires or permits the consent by or on behalf of a party, such consent will be given in writing in the same manner as for waivers of compliance.

     8.5 No Third Party Beneficiaries. Nothing in this Agreement will entitle any person or entity (other than a party hereto and his, her or its respective successors and assigns permitted hereby) to any claim, cause of action, remedy or right of any kind.

     8.6 Notices. All notices, requests, demands and other communications required or permitted hereunder will be made in writing and will be deemed to have been duly given and effective: (i) on the date of delivery, if delivered personally; (ii) on the earlier of the fourth (4th) day after mailing or the date of the return receipt acknowledgement, if mailed, postage prepaid, by certified or registered mail, return receipt requested; or (iii) on the date of transmission, if sent by facsimile, telecopy, telegraph, telex or other similar telegraphic communications equipment, or to such other person or address as the Company will furnish to the other Parties hereto in writing in accordance with this subsection.
If to Company prior to the Merger:           With a copy to:
GeNOsys, Inc.                             Andrew J. Chamberlain
5063 N. Riverpark Way                     Chamberlain Hutchison
Provo, Utah  84604                        Suite #1310, 10025 102A Avenue
                                          Edmonton,  Alberta T5J 2Z2 Canada

or to such other person or address as either Company or Company Shareholders will furnish to the other Parties hereto in writing in accordance with this subsection.

If to Parent or Merger Subsidiary
prior to the Merger:                         With a copy to:
Autoline Group, Inc.                      Leonard W. Burningham, Esq.
5442 South 900 East, #125                 455 East 500 South, Suite #205
Salt Lake City, Utah  84117               Salt Lake City, Utah  84111

or to such other person or address as Parent will furnish to the other Parties hereto in writing in accordance with this subsection.

     8.7 Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned (whether voluntarily, involuntarily, by operation of law or otherwise) by any of the Parties hereto without the prior written consent of the other Parties.

     8.8 Governing Law. This Agreement and the legal relations among the Parties hereto will be governed by and construed in accordance with the internal substantive laws of the State of Nevada (without regard to the laws of conflict that might otherwise apply) as to all matters, including without limitation matters of validity, construction, effect, performance and remedies.

     8.9 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     8.10 Headings. The table of contents and the headings of the sections and subsections of this Agreement are inserted for convenience only and will not constitute a part hereof.

     8.11 Entire Agreement. This Agreement, the Disclosure Schedules and the exhibits and other writings referred to in this Agreement or in the Disclosure Schedules or any such exhibit or other writing are part of this Agreement, together they embody the entire agreement and understanding of the Parties hereto in respect of the transactions contemplated by this Agreement and together they are referred to as this Agreement or the Transaction Documents. There are no restrictions, promises, warranties, agreements, covenants or undertakings, other than those expressly set forth or referred to in this Agreement. This Agreement supersedes all prior agreements and understandings between the Parties with respect to the transaction or transactions contemplated by this Agreement. Provisions of this Agreement will be interpreted to be valid and enforceable under applicable Law to the extent that such interpretation does not materially alter this Agreement; provided, however, that if any such provision becomes invalid or unenforceable under applicable Law such provision will be stricken to the extent necessary and the remainder of such provisions and the remainder of this Agreement will continue in full force and effect.

     8.12 Definition of Material Adverse Effect. "Material Adverse Effect" with respect to a party means a material adverse change in or effect on the business, operations, financial condition, properties or liabilities of that party taken as a whole; provided, however, that a Material Adverse Effect will not be deemed to include (i) changes as a result of the announcement of this transaction, (ii) events or conditions arising from changes in general business or economic conditions or (iii) changes in generally accepted accounting principles.

                    Signature Page to Follow

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


THE AUTOLINE GROUP, INC.

   By: /s/James P. Doolin
     James P. Doolin, President

GENOSYS, INC.


   By:/s/John W. R. Miller
     John W. R. Miller, President



AUTOLINE ACQUISITION CORP.


By: /s/James P. Doolin
       James P. Doolin, President

                           EXHIBIT A

               Compromise and Settlement Agreement

COMPROMISE AND SETTLEMENT AGREEMENT


          THIS AGREEMENT made and entered into as of August 8, 2005, by and among 1017975 Alberta Ltd., (a corporation incorporated under the laws of the Province of Alberta) ("1017975"), the shareholders of 1017975, as set out below, (the "Shareholders"), John W. R. Miller, of Edmonton, Alberta ("Miller"), Christie M. Woodruff, of Edmonton, Alberta ("Woodruff") and GeNOsys, Inc., a Utah corporation (the "Company") (sometimes collectively called the "Parties," or individually, a "Party").

                          WITNESSETH:

                               1.

                            Purpose

          The Parties acknowledge that there presently exists a substantial, irreconcilable dispute among them, and without admitting or acknowledging the accuracy and truthfulness of the claims of any other Party, these Parties have determined it to be in their mutual best interests to resolve any such dispute as herein provided. Therefore, the purpose of this Agreement is to compromise and settle any and all claims or causes of action of any type or nature whatsoever or matters otherwise related to the dispute described in Section 2 herein below (the "Dispute"), by, between and among the Parties hereto and their respective successors, officers or agents, employees and stockholders.

                               2.

                      Statement of Dispute

          2.1 1017975, Miller and Woodruff had made statements to the Shareholders that 1017975 had acquired or had the right to acquire certain patents and other intellectual property rights, which may have included some or all of the rights described in Schedule "A" hereto (the "Rights").

          2.2 1017975 did not in fact own or have the right to acquire any or all of the Rights, which at all times rested and continue to rest with Miller and Woodruff.

          2.3 The Company wishes to acquire all interest in the Rights from Miller and Woodruff; to then merge with Autoline Group, Inc., a Utah corporation ("Autoline"); and the Company and Autoline wish to ensure that neither 1017975 nor its Shareholders exert any claim to the Rights.

                               3.

                      Terms of Settlement

          3.1 The Company shall issue to the Shareholders an aggregate total of 2,746,944 shares (the "Settlement Shares") of its common stock that are "restricted securities", and the Shareholders shall have "piggy-back registration rights" that will require the Company at no cost to 1017975 to include these shares for resale on behalf of the Shareholders or their designees in any registration statement (excluding registration statements on Form S-8 or S-3) filed by the Company or any successor within two years of the date of this Agreement with the United States Securities and Exchange Commission.

          3.3 The Settlement Shares shall be issued to the Shareholders in the proportions set out in Schedule "B" hereto.

          3.4. The Company represents that after giving effect to the issuance of the Settlement Shares, and other share issuances to be completed contemporaneously therewith, the Company shall have a total of 40,000,000 shares of its common stock outstanding.

          3.5 Each of the Shareholders shall become a stockholder of record of the Company on the execution and delivery of this Agreement, subject, however, to each such Shareholder executing and delivering to the Company the Shareholder Written Consent of Proposed Merger that accompanies the Shareholders Letter dated July 15, 2005 (the "Shareholders Letter"), that accompanies this Agreement and by which each Shareholder will be adopting and approving the merger with Autoline so that the Settlement Shares will be exchanged for the same number of shares of Autoline and with substantially the same rights as the Settlement Shares, all as described in the Shareholders Letter.

          3.6 The Parties each agree that all claims and causes related to the Dispute, whether direct or indirect, actual or apparent, related to damages for misrepresentations, omissions, losses or expenses or otherwise, are hereby compromised and settled, and that Autoline shall be a third party beneficiary to this Agreement.

          3.7 Each of the Parties hereto agrees to indemnify and hold harmless the other Parties hereto against and from any claims or causes brought by any successor, director, officer, agent, employee, stockholder or debtor, creditor or professional of any Party who makes any claims or attempts to make any claims for any cause against any other Party hereto based upon or arising out of the Dispute described herein.

                               4.

                        Change of Facts

          Each of the Parties hereto acknowledges that to the best of its personal knowledge and belief, the facts and circumstances as known to each under which this Agreement has been executed and entered into are true, accurate and complete in all material respects, and each Party further acknowledges that such facts or circumstances may in the future prove to be different, and each assumes the risk of any such facts or circumstances proving to be otherwise than those understood at the time of the execution of this Agreement.


                                        1017975 Alberta Ltd.

Date: August 8, 2005                    By:  /s/Christie M. Woodruff
                                        President


                                        GeNOsys, Inc.


Date: August 8, 2005                    By: /s/John W. R. Miller
                                        President


                           SCHEDULE "A"


1.   Canadian Patent Application,
     Serial No. 2,413,834, Filed December 10, 2002
     NITRIC OXIDE GAS GENERATOR

2.   Canada Design Registration
     Patent No. 104685, Issued November 23, 2004
     MEDICAL GAS GENERATOR

                           EXHIBIT B

             Shareholder Consent to Proposed Merger

        IMPORTANT:  PLEASE READ CAREFULLY BEFORE SIGNING.
        SIGNIFICANT REPRESENTATIONS ARE CALLED FOR HEREIN.

          SHAREHOLDER WRITTEN CONSENT TO PROPOSED MERGER
                               and
                INVESTMENT REPRESENTATIONS LETTER

Autoline Group, Inc.
5442 South 900 East #125
Salt Lake City, UT 84117

Attention:     James P. Doolin, President
               Burke Staker, Secretary

GeNOsys, Inc.
5063 N. Riverpark Way
Provo, Utah 84604

Attention:     John W. R. Miller, President
               Christie M. Woodruff, Secretary

Ladies and Gentlemen:

   This Written Consent and Investment Representations Letter (the "Consent") is being executed and delivered in connection with the proposed merger of GeNOsys Acquisition Corp. a Nevada corporation and wholly-owned subsidiary of Autoline Group, Inc. (respectively, "Merger Subsidiary" and "Autoline"), into GeNOsys, Inc., a Nevada corporation ("GeNOsys") by the shareholders of GeNOsys (the "Shareholders").

     1. The undersigned (the "Shareholder"), pursuant to authority to act without a meeting in accordance with the Nevada Revised Statutes (the "NRS") consents to the taking of the actions and adopts the resolutions set out below:

     WHEREAS, there has been presented to the Shareholders a merger proposal (the "Merger Proposal"), to be completed by and among GeNOsys, Merger Subsidiary and Autoline, the parent of Merger Subsidiary.

     RESOLVED, that the Shareholder hereby approves and authorizes the reverse triangular merger of Subsidiary into GeNOsys (the "Merger") whereby all of the issued and outstanding shares of GeNOsys shall be converted into shares of Autoline common stock on a one for one basis (the "Shares").

     RESOLVED FURTHER, that the Shareholder hereby approves the Merger Proposal whereby Merger Subsidiary shall merge into GeNOsys and GeNOsys will thereafter issue one (1) share of its common stock to Autoline to become a wholly-owned subsidiary of Autoline on the terms and subject to the conditions set forth in the Merger Proposal presented to the Shareholders.

     RESOLVED FURTHER, that the Shareholder hereby authorizes the appropriate officers of GeNOsys, to execute, acknowledge and deliver the definitive merger agreement (the "Merger Agreement"), with such changes, modifications, deletions and additions as such officers may determine necessary or appropriate, the execution, acknowledgement and delivery of the Merger Agreement by such officers to constitute conclusive proof of such determination by such officers.

     RESOLVED FURTHER, that the appropriate officers of GeNOsys are hereby authorized, empowered and directed to do or cause to be done any and all such further acts and things, to execute any and all such further documents as they may deem necessary or advisable to effect the provisions of the Merger Agreement, the Merger, and to carry out the intent and accomplish the purposes of the foregoing resolutions.

     2. Under Nevada law, all Shareholders are eligible to exercise dissenters' rights in connection with the proposed Merger, as described in greater detail in the Summary of Dissenters' Rights attached hereto as Exhibit B (the "Summary"). The Shareholder hereby expressly acknowledges receipt of the Summary; acknowledges that he fully understands such dissenters' rights as presented in the Summary; and he further understands and agrees that his/her/its execution and delivery of this Shareholder Written Consent to Proposed Merger and Investment Representations Letter will constitute a waiver of such Dissenters' Rights, without qualification.

     3. By execution below, the Shareholder acknowledges that both GeNOsys and Autoline are relying upon the accuracy and completeness of the representations contained herein in complying with its obligations under applicable laws.

     4. In connection with the issuance of the Shares pursuant to the proposed Merger, the Shareholder hereby acknowledges and represents as follows:

          (a) That the Shareholder is a "sophisticated investor," meaning, that the Shareholder, either alone or with the assistance of the Shareholder's own professional advisor who is unaffiliated with and who is not compensated by GeNOsys or Autoline or any of their affiliates has such knowledge and experience in financial and business matters that the Shareholder is capable of evaluating the merits and risks of an investment in the Shares, has the capacity to protect the Shareholder's own interests in connection with an investment in the Shares and has the net worth to undertake such risks such that the Shareholder could be reasonably assumed to have the capacity to protect his own interests in connection with a purchase of the Shares;

          (b) That the Shareholder has been given full and complete access to information regarding Autoline, as outlined in the Merger Proposal set forth in the Shareholders Letter dated July 15, 2005, and has utilized such access to the Shareholder's satisfaction for the purpose of obtaining such information regarding Autoline as the Shareholder has reasonably requested; and, particularly, the Shareholder has been given reasonable opportunity to ask questions of, and receive answers from, representatives of Autoline concerning the terms and conditions of the Merger and to obtain any additional information, to the extent reasonably available. Autoline has requested that the Shareholder seek advice from its own legal counsel, accountant or investment advisor on the risks associated with the Merger Proposal;

          (c) That the Shareholder recognizes that Autoline and GeNOsys have limited operating histories that include operating losses and are dependent on their ability to raise new capital and that the Shares as an investment involves a high degree of risk that could result in a complete loss of the investment, including, but not limited to, the risk of economic losses from operations of Autoline and GeNOsys;

          (d) That the Shareholder has reviewed or has been given full and complete access to the historical financial statements of Autoline as of and for the period ended March 31, 2005; and

          (e) That the Shareholder realizes that (i) the Shares issued in connection with the Merger are a long-term investment; (ii) the Shareholder must bear the economic risk of investment for an indefinite period of time because the Shares have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") or under the securities laws of any other jurisdiction and, therefore, the Shares cannot be resold unless they are subsequently registered under said laws or exemptions from such registrations are available; and (iii) that the transferability of the Shares is restricted and that a legend may be placed on any certificate representing the Shares substantially to the following effect:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A CURRENT AND EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT WITH RESPECT TO SUCH SHARES, OR AN OPINION OF THE ISSUER'S COUNSEL TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT.

     4. The Shareholder represents and warrants that the Shares are being issued to the Shareholder in the Shareholder's name solely for the Shareholder's own beneficial interest and not as nominee for, or on behalf of, or for the beneficial interest of, or with the intention to transfer to, any other person, trust or organization. The Shareholder further represents that the Shareholder is acquiring these securities for investment and not with a view towards resale or distribution.

     5. The Shareholder acknowledges that the issuance of the Shares in connection with the Merger is subject to the Federal securities laws of the United States, and that, pursuant to the U.S. Federal securities laws and state securities laws, the Shares may be acquired only by persons who come within the definition of an "Accredited Investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the 1933 Act. Furthermore, if the Shareholder is an accredited investor, the Shareholder has acknowledged that it qualifies as an "Accredited Investor" by checking the appropriate category below:

Category I: ______  The Shareholder is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with the Shareholder's spouse, presently exceeds U.S.$1,000,000.

                    Explanation. In calculation of net worth the Shareholder may include equity in personal property and real estate, including the Shareholder's principal residence, cash, short-term investments, stocks and securities. Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property.

Category II:_____   The Shareholder is an individual (not a partnership,
                    corporation, etc.) who had an individual income in excess of U.S. $200,000 in 2003 and 2004, or joint income with the Shareholder's spouse in excess of $300,000 in 2003 and 2004, and has a reasonable expectation of reaching the same income level in 2004.

Category III:_____  The Shareholder otherwise meets the definition of
                    "Accredited Investors" as defined in Section
                    230.501(a) of the Act.

     6. The Shareholder, if other than an individual, makes the following additional representations:

     (a) The Shareholder was not organized for the specific purpose of acquiring the Shares; and

     (b) This Letter of Investment Intent has been duly authorized by all necessary action on the part of the Shareholder, has been duly executed by an authorized representative of the Shareholder, and is legal, valid and binding obligations of the Shareholder enforceable in accordance with its terms.

     7. The Shareholder, if an individual, is not a person resident of the United States, and if an entity, is not organized under the laws of the United
States:

Check, if Applicable:_____

     SUBJECT TO THE CLOSING OF THE MERGER PROPOSAL, PLEASE ISSUE MY SHARES OF COMMON STOCK IN THE REORGANIZED COMPANY AS FOLLOWS:

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________
     SIGNATURES

     Executed this         day of              , 2005.

     The Shareholder hereby represents he has read this entire Written Consent and Investment Representations Letter.

                                   SHAREHOLDER:


______________________________     _______________________________________
Signature                          Name

                                   _______________________________________
                                   Address (City, State or Province

                                   _______________________________________
                                   Country or Province

                                   _______________________________________
                                   Number of Shares Owned


                                   U.S. Tax Identification or Social
Security No.
                                   (if any)

                                   (            )

                                   Telephone Number
                            Exhibit A
Attached hereto is a copy of the Agreement and Plan of Merger

                            Exhibit B
Summary of Dissenters' Rights

     GeNOsys is governed under the laws of the State of Nevada, and, accordingly, is governed by the provisions of the NRS. Pursuant to the relevant sections of the NRS, the shareholders of GeNOsys have the right to an appraisal of the value of their shares in connection with the proposed Merger.

     Sections 92A.300 to 92A.500 the NRS entitle any shareholder of GeNOsys who objects to the proposed Merger and who follows the procedures prescribed by Section 92A.440 to receive cash equal to the "fair value" of such shareholder's shares of GeNOsys. Set forth below is a summary of the procedures relating to the exercise of such dissenters' rights. This summary does not purport to be a complete statement of dissenters' rights and is qualified in its entirety by reference to Sections 92A.300 to 92A.500 of the NRS, which are reproduced in full as Appendix A attached to this Summary of Dissenters' Rights and to any amendments to such provisions as may be adopted after the date of this Summary Dissenters' Rights.

     Any shareholder contemplating the possibility of dissenting from the proposed Merger should carefully review the text of Appendix A (particularly the specified procedural steps required to perfect the dissenters' rights, which are complex) and should also consult such shareholder's legal counsel. Such rights will be lost if the procedural requirements of Section 92A.440 of the NRS are not fully and precisely satisfied.

     The NRS provides dissenters' rights for any shareholder of GeNOsys who objects to the proposed Merger and who meets the requisite statutory requirements contained in the NRS. Under the NRS, any shareholder of GeNOsys who does not sign the Written Consent and Investment Representations Letter shall be entitled, if the proposed Merger is approved and the actions contemplated by the proposed Merger are consummated, to receive a cash payment of the fair value of such shareholder's shares of Company stock upon compliance with the applicable statutory procedural requirements. A shareholder who executes the Written Consent and Investment Representations Letter will have no dissenters' rights with respect thereto. A shareholder who does not satisfy each of the requirements of Section 92A.440 of the NRS is not entitled to payment for such shareholder's shares of Company stock under the dissenters' rights provisions of the NRS and will be bound by the terms governing the subject transaction.

     If the proposed Merger is approved, GeNOsys must send written notice to all shareholders who did not execute the Written Consent and Investment Representations Letter as described above. The notice must be sent no later than 10 days after the effectuation of the corporate action, and must:

     (a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;
          (b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;
          (c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not he acquired beneficial ownership of the shares before that date;
          (d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

     (e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

     Prior to the effective time of the consummation of the actions contemplated by the proposed Merger, a shareholder exercising dissenters' rights retains all other rights of a shareholder of GeNOsys. From and after such effective time, dissenting shareholders will no longer be entitled to any rights of a shareholder of GeNOsys, including, but not limited to, the right to receive notice of meetings, to vote at any meetings or to receive dividends, and will only be entitled to any rights to appraisal as provided by the NRS.

     After the effective time of the consummation of the actions contemplated by the proposed Merger, or upon receipt of a valid demand for payment, whichever is later, GeNOsys must remit to each dissenting shareholder who complied with the requirements of the NRS the amount GeNOsys estimates to be the fair value of such shareholder's shares of stock, plus interest accrued from the effective time of the sale to the date of payment. The payment also must be accompanied by certain financial data relating to GeNOsys, GeNOsys' estimate of the fair value of the shares and a description of the method used to reach such estimate, and a copy of the applicable provisions of the NRS with a brief description of the procedures to be followed in demanding supplemental payment. The dissenting shareholder may decline the offer and demand payment for the fair value of GeNOsys' stock. The dissenting shareholder waives his right to demand payment unless he notifies GeNOsys of his demand in writing within 30 days after GeNOsys makes or offers payment for his shares.

     If demand for payment remains unsettled, GeNOsys shall, within 60 days after receiving the demand, file in court a petition requesting that the court determine the fair value of GeNOsys' stock. If the proceeding is not filed within the 60 day period, GeNOsys shall pay each dissenter whose demand remains unsettled the amount demanded.

     The court may appoint one or more appraisers to receive evidence and make recommendations to the court on the amount of the fair value of the shares. The court shall determine whether the dissenting shareholder has complied with the requirements of Section 92A.440 of the NRS and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant.

     Costs of the court proceeding shall be determined by the court and assessed against GeNOsys, except that part or all of the costs may be assessed against any dissenting shareholders whose actions in demanding supplemental payments are found by the court to be arbitrary, vexatious or not in good faith.

     If the court finds that GeNOsys did not substantially comply with the relevant provisions of the NRS, the court may assess the fees and expenses, if any, of attorneys or experts as the court deems equitable against GeNOsys. Such fees and expenses may also be assessed against any party in bringing the proceedings if the court finds that such party has acted arbitrarily, vexatiously or not in good faith, and may be awarded to a party injured by those actions. The court may award, in its discretion, fees and expenses of an attorney for the dissenting shareholders out of the amount awarded to such shareholders, if any.

     A shareholder of record may assert dissenters' rights as to fewer than all of the shares registered in such shareholder's name only if he or she dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies GeNOsys in writing of the name and address of each person on whose behalf he or she asserts dissenters' rights. The rights of such a partial dissenting shareholder are determined as if the shares as to which he or she dissents and his or her other shares were registered in the names of different shareholders.

                            Appendix A
SECTIONS 92A.300 to 92A.500 OF THE NEVADA REVISED STATUTES

     Set forth below are Sections 92A.300 to 92A.500 of the Nevada Revised Statutes, which provide that shareholders may dissent from, and obtain the fair value of their shares in the event of certain corporate actions, and establish procedures for the exercise of such dissenters' rights.

RIGHTS OF DISSENTING OWNERS

      NRS 92A.300 Definitions. As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.
      (Added to NRS by 1995, 2086)
      NRS 92A.305 "Beneficial stockholder" defined. "Beneficial stockholder" means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.
      (Added to NRS by 1995, 2087)
      NRS 92A.310 "Corporate action" defined. "Corporate action" means the action of a domestic corporation.
      (Added to NRS by 1995, 2087)
      NRS 92A.315 "Dissenter" defined. "Dissenter" means a stockholder who is entitled to dissent from a domestic corporation's action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.
      (Added to NRS by 1995, 2087; A 1999, 1631)
      NRS 92A.320 "Fair value" defined. "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.
      (Added to NRS by 1995, 2087)
      NRS 92A.325 "Stockholder" defined. "Stockholder" means a stockholder of record or a beneficial stockholder of a domestic corporation.
      (Added to NRS by 1995, 2087)
      NRS 92A.330 "Stockholder of record" defined. "Stockholder of record" means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee's certificate on file with the domestic corporation.
      (Added to NRS by 1995, 2087)
      NRS 92A.335 "Subject corporation" defined. "Subject corporation" means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter's rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.
      (Added to NRS by 1995, 2087)
      NRS 92A.340 Computation of interest. Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances.
      (Added to NRS by 1995, 2087)


      NRS 92A.350 Rights of dissenting partner of domestic limited partnership. A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.
      (Added to NRS by 1995, 2088)
      NRS 92A.360 Rights of dissenting member of domestic limited-liability company. The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.
      (Added to NRS by 1995, 2088)
      NRS 92A.370 Rights of dissenting member of domestic nonprofit corporation.
      1. Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.
      2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.
      (Added to NRS by 1995, 2088)
      NRS 92A.380 Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.
      1. Except as otherwise provided in NRS 92A.370 and 92A.390, any stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:
      (a) Consummation of a conversion or plan of merger to which the domestic corporation is a constituent entity:
             (1) If approval by the stockholders is required for the conversion or merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the conversion or plan of merger; or
             (2) If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.
      (b) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner's interests will be acquired, if his shares are to be acquired in the plan of exchange.
      (c) Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.
      2. A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.
      (Added to NRS by 1995, 2087; A 2001, 1414, 3199; 2003, 3189)
      NRS 92A.390 Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger.
      1. There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:
      (a) The articles of incorporation of the corporation issuing the shares provide otherwise; or
      (b) The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:
             (1) Cash, owner's interests or owner's interests and cash in lieu of fractional owner's interests of:
                   (I) The surviving or acquiring entity; or
                   (II) Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner's interests of record; or
             (2) A combination of cash and owner's interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph
(b).
      2. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.
      (Added to NRS by 1995, 2088)
      NRS 92A.400 Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.
      1. A stockholder of record may assert dissenter's rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter's rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.
      2. A beneficial stockholder may assert dissenter's rights as to shares held on his behalf only if:
      (a) He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter's rights; and
      (b) He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote.
      (Added to NRS by 1995, 2089)
      NRS 92A.410 Notification of stockholders regarding right of dissent.
      1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters' rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.
      2. If the corporate action creating dissenters' rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters' rights that the action was taken and send them the dissenter's notice described in NRS 92A.430.
      (Added to NRS by 1995, 2089; A 1997, 730)
      NRS 92A.420 Prerequisites to demand for payment for shares.
      1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, a stockholder who wishes to assert dissenter's rights:
      (a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and
      (b) Must not vote his shares in favor of the proposed action.
      2. A stockholder who does not satisfy the requirements of subsection 1 and NRS 92A.400 is not entitled to payment for his shares under this chapter.
      (Added to NRS by 1995, 2089; 1999, 1631)
      NRS 92A.430 Dissenter's notice: Delivery to stockholders entitled to assert rights; contents.
      1. If a proposed corporate action creating dissenters' rights is authorized at a stockholders' meeting, the subject corporation shall deliver a written dissenter's notice to all stockholders who satisfied the requirements to assert those rights.
      2. The dissenter's notice must be sent no later than 10 days after the effectuation of the corporate action, and must:
      (a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;
      (b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;
      (c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not he acquired beneficial ownership of the shares before that date;
      (d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and
      (e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive. (Added to NRS by 1995, 2089)
      NRS 92A.440 Demand for payment and deposit of certificates; retention of rights of stockholder.
      1.  A stockholder to whom a dissenter's notice is sent must:
      (a) Demand payment;
      (b) Certify whether he or the beneficial owner on whose behalf he is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice for this certification; and
      (c) Deposit his certificates, if any, in accordance with the terms of the notice.
      2. The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are cancelled or modified by the taking of the proposed corporate action.
      3. The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter's notice, is not entitled to payment for his shares under this chapter.
      (Added to NRS by 1995, 2090; A 1997, 730; 2003, 3189)
      NRS 92A.450 Uncertificated shares: Authority to restrict transfer after demand for payment; retention of rights of stockholder.
      1. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.
      2. The person for whom dissenter's rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are cancelled or modified by the taking of the proposed corporate action.
      (Added to NRS by 1995, 2090)
      NRS 92A.460 Payment for shares: General requirements.
      1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:
      (a) Of the county where the corporation's registered office is located;
or
      (b) At the election of any dissenter residing or having its registered office in this state, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.
      2.  The payment must be accompanied by:
      (a) The subject corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year and the latest available interim financial statements, if any;
      (b) A statement of the subject corporation's estimate of the fair value of the shares;
      (c) An explanation of how the interest was calculated;
      (d) A statement of the dissenter's rights to demand payment under NRS 92A.480; and
      (e) A copy of NRS 92A.300 to 92A.500, inclusive.
      (Added to NRS by 1995, 2090)
      NRS 92A.470 Payment for shares: Shares acquired on or after date of dissenter's notice.
      1. A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter's notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.
      2. To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters' right to demand payment pursuant to NRS 92A.480.
      (Added to NRS by 1995, 2091)
      NRS 92A.480 Dissenter's estimate of fair value: Notification of subject corporation; demand for payment of estimate.
      1. A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.
      2. A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares.
      (Added to NRS by 1995, 2091)
      NRS 92A.490 Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.
      1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.
      2. A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the state, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.
      3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.
      4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.
      5. Each dissenter who is made a party to the proceeding is entitled to a judgment:
      (a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or
      (b) For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.
      (Added to NRS by 1995, 2091)
      NRS 92A.500 Legal proceeding to determine fair value: Assessment of costs and fees.
      1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.
      2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:
      (a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or
      (b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.
      3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.
   4.          In a proceeding commenced pursuant to NRS 92A.460, the court may
assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.
   5.          This section does not preclude any party in a proceeding
commenced
pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.
(Added to NRS by 1995, 2092)

                           EXHIBIT C

                 Technology Transfer Agreement



BETWEEN:

          JOHN W. R. MILLER, CHRISTIE M. WOODRUFF, LARRY KINCADE, RICHARD BAYLY, of

          (hereinafter called the "Vendors")

                                              OF THE FIRST PART
                            - and -

          GeNOsys, INC., a Nevada corporation

          (hereinafter called "GeNOsys")
                                             OF THE SECOND PART


                 TECHNOLOGY TRANSFER AGREEMENT


     WHEREAS the Vendors own the intellectual property rights (herein called the "Technology Rights") to those technologies described in the patents, patent applications, and design registration and design application described in Schedule "A" hereto;

     AND WHEREAS the Vendors have agreed to transfer the Technology Rights to GeNOsys, and GeNOsys has agreed to purchase the Technology Rights from the Vendors, on the terms described herein;

     NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1. The Vendors agree to and do hereby sell, assign and transfer to GeNOsys, and GeNOsys agrees to and does hereby purchase from the Vendors, the Technology Rights, upon the terms and conditions set out in this Agreement.

2. The purchase price for the Technology Rights shall be $20, which shall be paid by the issuance to the Vendors of a total of 200,000 shares in the common stock of GeNOsys (the "GeNOsys Shares").

3. The GeNOsys Shares shall be issued to the Vendors in the following proportions:

     Name of Vendor           Number of Shares
     John W. R. Miller            75,000
     Christie Woodruff            75,000
     Larry Kincade                 25,000
     Richard Bayly                 25,000

4. The parties acknowledge that GeNOsys and certain of the Vendors have entered into a Settlement Agreement respecting which certain other parties have released any claims that they may have to certain of the Technology Rights. The Vendors represent and warrant to GeNOsys that, with the execution and completion of the above said Settlement Agreement, the Vendors have the full right and authority to enter into this Agreement and to transfer the Technology Rights to GeNOsys.

5. The parties agree to do all such other things and execute such other documents that may be required to give full force and effect to this Agreement including, but not limited to, executing assignments of the patents, patent applications, design registration and design application set out in Schedule "A" hereto. The Vendors agree that unless and until such time as the Technology Rights and the registrations evidencing the same have been transferred into the name of GeNOsys that the Vendors shall hold the same as bare trustee for GeNOsys.

6. This Agreement shall be governed and construed in accordance with the laws of the Province of Alberta and the Federal laws of Canada applicable therein.

7. This Agreement may not be assigned by any of the parties without the consent of the other parties to this Agreement.

8. This Agreement sets out the entire agreement of the parties with respect to the subject matters hereof and supersedes and replaces all prior or contemporaneous agreements, understandings and negotiations respecting the subject matters hereof.

9. This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns.


     IN WITNESS WHEREOF the parties hereto have properly executed this Agreement as of the day and year first above written.


                                   GeNOsys, INC.


                                   Per: /s/John W. R. Miller
                                  JOHN W. R. MILLER, President


/s/John W. R. Miller
JOHN W. R. MILLER

/s/Christie M. Woodruff
CHRISTIE M. WOODRUFF

/s/Larry Kincade
LARRY KINCADE

/s/Richard Bayly
RICHARD BAYLY
                            SCHEDULE "A"


1.   Canadian Patent Application,
     Serial No. 2,413,834, Filed December 10, 2002
     NITRIC OXIDE GAS GENERATOR

2.   Canada Design Registration
     Patent No. 104685, Issued November 23, 2004
     MEDICAL GAS GENERATOR

3.   United States Patent Application
     Serial No. 10/733,805, Filed December 10, 2003
     NITRIC OXIDE GAS GENERATOR

4.   Canadian Patent Application
     Serial No. 2,423,678, Filed March 27, 2003
     METHOD OF INDUCING BLEEDING AFTER DENTAL SURGERY

5.   United States Patent Application
     Serial No. 10/811,778, Filed March 29, 2004
     METHOD OF INDUCING BLEEDING AFTER DENTAL SURGERY

6.   United States Design Application
     Serial No. 29/204,287, Filed April 27, 2004
     MEDICAL GAS GENERATOR

                          SCHEDULE 2.1

                  Company Disclosure Schedule

     2.1  Disclosure Schedule.

     2.2  Corporate Organization, etc.

               No exceptions.

     2.3  Capitalization.

               Authorized:         50,000,000 at $0.0001 par value
               Outstanding:        40,000,000

     2.4  Authorization, etc.

               No exceptions.

     2.5  Non-Contravention.

               No exceptions.

     2.6  Consents and Approvals.

               No exceptions.

     2.7  Financial Statements.

          See the Unaudited Financial Statements of the Company for the period ended June 30, 2005, attached hereto.

     2.8  Absence of Undisclosed Liabilities.

               No exceptions.

     2.9  Absence of Certain Changes.

               No exceptions.

     2.10 Assets.

                              No exceptions.

     2.11 Receivables and Payables.

               No exceptions.

     2.12 Intellectual Property Rights.

               See the Technology Transfer Agreement between John W. R. Miller, Christie M. Woodruff, Larry Kincade and Richard Bayly ("Vendors") and the Company.

     2.13 Litigation.

               No exceptions.

     2.14 Contracts and Commitments; No Default.

          (a)  Compromise and Settlement Agreement
          (b)  Technology Transfer Agreement
          (c)  Consulting Agreement with Smith Consulting Services, Inc.

     2.15 Compliance with Law; Permits and Other Operating Rights.

               No exceptions.

     2.16 Brokers.

               No exceptions.

     2.17 Issuance of Parent Common Stock.

               No exceptions.

     2.18 Books and Records.

               No exceptions.

     2.19 Business Generally; Accuracy of Information.

               No exceptions.

                          SCHEDULE 3.1

                   Parent Disclosure Schedule


     3.1  Disclosure Schedule.

     3.2  Corporate Organization, Standing and Power

          No exceptions.

     3.3  Authorization

          No exceptions.

     3.4  Capitalization

          Authorized:         Common:   50,000,000 at $0.001 par value

          Outstanding:        Common:   2,556,500

          Post Merger:

          Issued pursuant to Merger:
          Issued to GeNOsys
            Stockholders:                    40,000,000
          Outstanding                        42,556,500

     3.5  Non-Contravention

          No exceptions.

     3.6  Consents and Approvals

          No exceptions.

     3.7  Valid Issuance

          No exceptions.

     3.8  SEC Filings; Financial Statement

          No exceptions.

     3.9  No Liabilities

          No exceptions.

     3.10 No Assets

          No exceptions.

     3.11 Absence of Certain Changes

          No exceptions.

     3.12 Litigation

          No exceptions.

     3.13 Contracts and Commitments; No Default

          Engagement Letter of Leonard W. Burningham, Esq.
          Indemnification Agreement of James P. Doolin

     3.14 No Broker or Finder

          No exceptions.

     3.15 Intercompany And Affiliate Transactions; Insider Interests

          No exceptions.

                        SCHEDULE 6.4(b)


                 Doolin Indemnification Agreement


GeNOsys, Inc.
5063 N. Riverpark Way
Provo, Utah  84604

Attention:     John W. R. Miller, President

The Autoline Group, Inc.
5442 South 900 East, #125
Salt Lake City,  Utah  84117

Attention:     James P. Doolin, President

Re: Indemnification Agreement respecting Section 6.4(b) and Exhibit 6.4(b) of the Agreement and Plan of Merger ("Merger Agreement"), among GeNOsys, Inc., a Nevada corporation ("GeNOsys"), Autoline Acquisition Corp., a Nevada corporation ("Merger Subsidiary"), and The Autoline Group, Inc., a Utah corporation ("Autoline"); and the payment of the sum of $25,000 to James P. Doolin ("Doolin")

Gentlemen:

     In consideration of the closing of the Merger Agreement, and for the additional sum of $25,000 to be paid by Autoline, Doolin agrees to pay and indemnify and hold Autoline and GeNOsys harmless from and against any and all claims or past liabilities of any type or nature whatsoever of Autoline, including without limitation (i) any and all attorney fees owing to Leonard W. Burningham, Esq., Branden T. Burningham, Esq. and Bradley C. Burningham, (ii) any and all accountant fees owing to Mantyla McReynolds, and (iii) any and all other liabilities existing or arising before the closing (the "Closing") of
the Merger Agreement.   Autoline shall have thirty (30) days within which to
pay such sum, and at the sole option of Autoline, such sum may be paid by the conveyance to Doolin of all of the outstanding stock of The Autoline Group 2, Inc., a Utah corporation and wholly-owned subsidiary of Autoline, together with all right, title and interest in and to the name "Autoline Group." If payment is made in this fashion, Doolin hereby agrees to accept such payment as full satisfaction of any requirement for payment of any additional sum and Doolin shall also assume and pay all liabilities of any type or nature whatsoever regarding The Autoline Group 2, and indemnify and hold Autoline and GeNOsys harmless therefrom.

     As additional consideration for the Closing of the Merger Agreement, Doolin represents that the information contained in the reports and/or registration statements of Autoline that have been filed with the Securities and Exchange Commission (the "SEC Reports") as of the date hereof are true and correct in every material respect and do not contain any misstatement of a material fact or omit to state a material fact required or necessary to be stated therein that would make the statements made therein not misleading:

     1. Doolin hereby agrees to indemnify and hold GeNOsys, its officers, directors, employees and agents and each person, if any, who controls GeNOsys within the meaning of Section 15 of the Securities Act of 1933, as amended (the "Securities Act") or
          Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the stockholders of GeNOsys and, following the Closing, Autoline and all of its then officers, directors, employees and agents and each person, if any, who then controls Autoline within the meaning of Section 15 of the Securities Act or
          Section 20 of the Exchange Act, harmless from and against any and all past liabilities of any type or nature whatsoever of Autoline existing at the Closing or arising after the Closing but relating to acts or omissions occurring prior to Closing, which includes any and all expenses related to the defense, compromise or settlement of any action with respect to such liabilities.

     2. In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant hereto (the "Indemnified Party"), the Indemnified Party shall promptly notify
          Doolin in writing.   A delay in giving notice shall only relieve
          Doolin of liability to the extent Doolin suffers actual prejudice because of the delay. Doolin shall have the right, at its option and expense, to participate in the defense of such a proceeding or claim, but not to control the defense, negotiation or settlement thereof, which control shall at all times rest with the Indemnified Party. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such proceeding or claim.

     3. The parties agree that all of the representations and warranties contained herein shall survive the Closing and continue to be binding regardless of any investigation made at any time by any party.

     4. At any time, and from time to time, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to carry out the intent and purposes of this Agreement.

     5. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

     6. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

If to Doolin:            5130 S Fort Apache #215-413
                         Las Vegas, NV 89148

If to GeNOsys:           5063 N. Riverpark Way
                         Provo, Utah  84604

If to Autoline:          5442 South 900 East, #125
                         Salt Lake City, Utah  84117

     7. This Agreement constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation or communication, whether oral or written, between the parties hereto relating to the transaction contemplated herein or the subject matter hereof.

     8. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Utah, without giving effect to principles of conflicts of laws; and any action to enforce this Agreement shall only be brought in the state and federal courts that are situated in Salt Lake County, Utah.

     9. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

     10. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11. In the event of default hereunder by either party, the prevailing party in any proceeding to enforce this Agreement shall be entitled to recover attorney's fees and costs and such other damages as may have been caused by the default of the defaulting party.


Dated: August 17, 2005              /s/ James P. Doolin
                                    James P. Doolin